UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

TC GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

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TC GLOBAL, INC.

3100 Airport Way South

Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 5, 2011

Dear Shareholder:

You are cordially invited to the 2011 Annual Meeting of Shareholders (“Annual Meeting”) of TC Global, Inc. (“Tully’s”), which will be held at the Museum of Flight, 9404 East Marginal Way S, Seattle, Washington on September 27, 2011 at 8:00 a.m. Pacific Standard Time.

At the meeting, you will be asked to elect seven directors to serve on the Board of Directors until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Your Board of Directors recommends a vote FOR the election of each nominee to the Board of Directors.

Action on the business described above may be considered at the Annual Meeting at the time and date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

The Board of Directors has fixed the close of business on July 25, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

We are making our proxy statement and related proxy materials available to you via the Internet. The approximate date on which our proxy statement and related proxy materials will be first made available to shareholders is August 12, 2011. Please read the proxy statement for more information on this method for distributing our proxy materials, which we believe will allow us to provide shareholders with the information they need, while lowering the costs of delivering the proxy statement and related materials and reducing the environmental impact of our Annual Meeting.

At the Annual Meeting, we will review our performance during the past year. You will have an opportunity to ask questions about Tully’s and the current state of our business. Details of the business to be conducted at the Annual Meeting are more fully described in the proxy statement.

Your vote is important regardless of the number of shares you own or whether you plan to attend the Annual Meeting in person. You may vote:

•	by attending the Annual Meeting and casting your vote in person;

•	by phone, using the toll-free telephone number referenced in the accompanying Notice of Internet Availability of Proxy Materials or provided to you by your bank, broker or other nominee;

•	by Internet, by visiting the website referenced in the accompanying Notice of Internet Availability of Proxy Materials or provided to you by your bank, broker or other nominee; or

•	by completing and signing the proxy card and returning it in the enclosed envelope, if you elect to receive a printed copy of the proxy statement and related materials.

Even if you plan to attend the Annual Meeting, we urge you to vote at your earliest convenience so we avoid further solicitation costs. Any shareholder attending the Annual Meeting may vote in person even if he or she has voted previously.

We look forward to seeing you. Thank you for your ongoing support of and interest in Tully’s.

By Order of the Board of Directors,

Scott M. Pearson
President and Chief Executive Officer
Seattle, Washington

TC GLOBAL, INC.

3100 Airport Way South

Seattle, Washington 98134

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held September 27, 2011

8:00 a.m.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote at your earliest convenience. You may vote via the Internet or by telephone or, if this proxy statement was mailed to you, by signing, dating and returning the enclosed proxy card.

If you wish to return the proxy card by mail, an addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Voting via the Internet or by telephone or by sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so, as you may revoke your earlier vote.

Important Notice Regarding the Availability of Proxy Materials for the Company’s

Annual Meeting of Shareholders on September 27, 2011

The TC Global, Inc. Notice and Proxy Statement for the 2011 Annual Meeting of Shareholders

and the 2011 Annual Report to Shareholders are available online at www.proxyvote.com and http://www.tullyscoffeeshops.com/company/investors/.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors of TC Global, Inc., (“Tully’s” or the “Company”) has made these materials available to you via the Internet, or if specifically requested by you, has delivered a printed version of these materials to you by mail, in connection with its solicitation of proxies for use at the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on September 27, 2011, at 8:00 a.m., or at any adjournment thereof, for the purposes described in this proxy statement and the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Museum of Flight in Seattle, Washington.

The approximate date of availability for the proxy statement and accompanying proxy materials is August 12, 2011.

What is included in these materials?

These materials include:

•	our Notice of the Annual Meeting and our proxy statement, which summarize the information regarding the matters to be voted upon at the Annual Meeting;

•	our 2011 Annual Report to Shareholders, which includes audited financial statements for the year ended April 3, 2011 (“Fiscal 2011”);

•	the proxy card, if you requested a printed version of these materials, or an electronic voting form, if you are viewing these materials via the Internet.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the U.S. Securities and Exchange Commission (the “SEC”), we are making our proxy statement and related proxy materials available via the Internet. On or about August 12, 2011, we will mail a Notice of Internet Availability of Proxy Materials, sometimes referred to as the “Notice,” to our shareholders of record and certain beneficial owners of our stock. We will also post the proxy statement and the annual report on the Internet at www.proxyvote.com and http://www.tullyscoffeeshops.com/company/investors/. The Notice contains instructions on how to access the proxy statement and related proxy materials and to vote online.

How do I receive a paper copy of the proxy materials, if I so desire?

The Notice contains instructions about how to obtain a paper copy of the proxy materials. Your election will remain in effect until you revoke it.

What items will be voted on at the Annual Meeting?

The only item of business that will be presented for consideration by the shareholders at the Annual Meeting will be the election of seven directors to the Board of Directors. It is possible that other business may come before the Annual Meeting, although we currently are not aware of any such matters.

What vote is required to elect directors?

Subject to the Director Resignation Policy (discussed below), the seven nominees for director who receive the most votes will be elected. Holders of our common stock and preferred stock will vote together, as a single voting group, on this proposal. If you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee.

What are the voting recommendations of our Board of Directors?

The Board of Directors recommends that you vote your shares “FOR” each of the named nominees to the Board.

What is the “Director Resignation Policy”?

The Director Resignation Policy provides that prior to making available our definitive proxy statement for any meeting of shareholders at which directors are to be elected, each nominee for director shall deliver an executed resignation letter to our corporate secretary, which resignation (each, a “Conditional Resignation”) will be irrevocable and become effective only if the nominee receives a greater number of votes “against” his or her election than votes “for” his or her election at such meeting (a “Majority Negative Vote”).

In accordance with this Policy, each nominee for election at the Annual Meeting has executed and delivered a Conditional Resignation to our corporate secretary. Consequently, even if a nominee is elected as a director based on the plurality vote, his or her resignation as a director will automatically and irrevocably become effective if the director received a greater number of votes “against” than votes “for” his or her election. The effective time, if any, of the Conditional Resignation will be as of the certification of the shareholder vote by the Inspector of Elections.

If a director whose Conditional Resignation becomes effective challenges the enforceability or effectiveness of such resignation, then the Board of Directors will promptly call a special meeting of shareholders for the sole purpose of considering a proposal to remove such director in accordance with Washington law.

If all nominees receive a Majority Negative Vote, then the Conditional Resignation of the nominee who has received the greatest number of votes “for” his or her election will be void and will not become effective, and the Conditional Resignations of all other nominees will become effective.

The complete text of the Director Resignation Policy is posted under the “Company/Investor Relations” tab on our website at http://www.tullyscoffeeshops.com/.

Why did the Board of Directors adopt the Director Resignation Policy?

Under the “plurality voting standard” applicable to election of directors under our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Washington law, the nominees for director who receive the most votes will be elected, up to the number of directors to be elected. This means, for example, that because the number of nominees proposed for election at the Annual Meeting (seven) is equivalent to the number of directors (seven) to be elected at the Annual Meeting, a nominee could receive a majority of votes “against” his or her election but still be elected to the Board of Directors.

Although the plurality voting standard is the default voting standard under Washington law, our Board of Directors has adopted a policy that effectively requires nominees to be elected by a majority vote. The Board adopted the policy after considering corporate governance trends and the adoption of alternative director election policies by an increasing number of public companies. After deliberation, the Board concluded that plurality voting did not adequately permit shareholders to express disapproval with the Board, its members or the Board’s decisions with respect to the business and affairs of the Company. The Board believes that implementing a majority voting standard through the Director Resignation Policy will empower shareholders and increase director accountability to our shareholders.

Who can vote at the Annual Meeting?

Our Board of Directors has fixed July 25, 2011, as our “record date” for determining shareholders entitled to vote at the Annual Meeting. If you owned shares of our Common Stock, Series A Preferred Stock or Series B Preferred Stock at the close of business on July 25, 2011, then you are entitled to receive notice of, and to vote the shares that you owned as of the record date at, the Annual Meeting.

As of July 25, 2011, there were outstanding and entitled to vote at the Annual Meeting:

•	3,565,664 shares of our Common Stock;

•	12,790,874 shares of our Series A Preferred Stock; and

•	3,590,349 shares of our Series B Preferred Stock.

How many votes do I have?

You have:

•	one vote for each share of Tully’s Common Stock that you owned on the record date;

•	1.12 votes for each eight shares of Series A preferred stock that you owned on the record date; and

•	one vote for each eight shares of Series B preferred stock that you owned on the record date.

The Notice and your proxy card will indicate the number of shares that you owned as of the record date.

In addition, holders of our Series A Preferred Stock may exercise cumulative voting rights with respect to the election of directors. Cumulative voting means that each holder of our Series A Preferred Stock will be entitled to 7.84 votes for each eight shares held (representing 1.12 votes per each eight shares, multiplied by the seven Board of Directors positions being filled). Each holder of our Series A Preferred Stock may give one nominee all the votes such shareholder is entitled to cast, or may distribute such votes among as many nominees as such shareholder chooses. Unless the proxy holders are otherwise instructed, holders of our Series A Preferred Stock will grant the proxy holders discretionary authority to cumulate votes.

As discussed above, in order to provide our shareholders majority voting in choosing our directors, our Board of Directors has adopted the Director Resignation Policy. Pursuant to the Director Resignation Policy, each nominee has tendered a Conditional Resignation to our corporate secretary, which Conditional Resignation will become effective if the nominee receives a Majority Negative Vote. Consequently, even if a nominee is elected as a director based on the plurality vote, his or her resignation as a director will automatically and irrevocably become effective if the director received a greater number of votes “against” than votes “for” his or her election.

Holders of our common stock and preferred stock will vote together, as a single voting group, in electing our directors.

What is the difference between holding shares as a shareholder of record or as a beneficial owner of shares held in street name?

Shareholder of Record. If you have shares registered directly in your name with our stock transfer agent, BNY Mellon Shareowner Services, you are considered the shareholder of record with respect to those shares, and your shares may be voted directly to you.

Beneficial Owner of Shares Held in Street Name. If you have shares held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding the shares in your account is considered the shareholder of record for those shares for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares it holds on your behalf in your account.

How do I vote?

You may vote via the Internet, by telephone, by returning an executed proxy card (if you requested a printed copy of the proxy materials) or by voting in person at the Annual Meeting.

If You Are the Shareholder of Record:

If your shares are registered directly in your name, you may vote via the Internet or by telephone through services offered by Broadridge Financial Solutions, Inc. (“Broadridge”). If you received the Notice, then go to the website referenced on the Notice. If you requested and received a full set of proxy materials in the mail, then go to the website or call the telephone number referenced on the proxy card. Please have the Notice or proxy card in hand when going online or calling, and follow the instructions on the form you are using.

You may vote via the Internet or by telephone 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time, on Monday, September 26, 2011, the day before the Annual Meeting.

If you requested a printed copy of the proxy materials, you also may also vote by completing and signing the enclosed proxy card and mailing it to us in the enclosed self-addressed envelope (postage-free in the United States). We need to receive the signed proxy card by the time of the Annual Meeting.

If You Are the Beneficial Owner of Shares Registered in the Name of a Bank, Brokerage Firm or Other Nominee:

Many banks, brokerage firms, and other organizations participate in a program for shares held in “street name” that offers Internet and telephone voting options. This program is different from the program for shares registered directly in the name of the shareholder. If your shares are held in an account at an organization participating in this program, then you may vote those shares by using the website or calling the telephone number referenced on the instructions provided by your nominee. Similarly, if you received a printed copy of the proxy materials through your bank, broker or other nominee, then you may vote by completing and signing the voting form and mailing it to the nominee in the self-addressed envelope it provided.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the “street name” of your bank, broker or other nominee, you must obtain a legal proxy from the organization that holds your shares indicating that you were the beneficial owner of the shares on July 25, 2011, the record date for voting. You should contact your bank, broker or other nominee about obtaining a legal proxy.

May I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

•	voting again by Internet or by telephone;

•	signing and delivering to us another proxy card with a later date;

•	giving written notice of the revocation of your proxy to our corporate secretary before the vote at the Annual Meeting; or

•	voting in person at the Annual Meeting.

We will tabulate the latest valid vote or instruction that we receive from you.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the meeting and transacting business is a majority of votes entitled to be cast by the holders of our common stock and preferred stock, considered together.

The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to all other matters properly presented for a vote at the meeting and all matters incidental to the conduct of the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, under the rules of applicable securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters. We believe that the proposal to elect directors at the Annual Meeting will be considered “non-routine,” and consequently a nominee that holds your shares in street name will NOT be able to cast votes on this proposal if you do not provide it with voting instructions.

If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted.

Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the shareholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the election of directors because only a plurality of votes cast is required to elect a director.

Who will count the votes?

Our Chief Financial Officer, Catherine Campbell, or her designee, will serve as the Inspector of Elections and count the votes.

Can I access future proxy statements and annual reports via the Internet, and not receive any paper copies through the mail?

Yes. If you wish to elect to view future proxy statements, annual reports and other documents only via the Internet, and you are a:

Shareholder of Record: Please visit the Broadridge Investor E-Connect proxy delivery preferences web-page, www.proxyvote.com, enter your voter control number found on your Notice, and follow the instructions for obtaining your documents electronically, or telephone: 1-800-579-1639 or send an email to: sendmaterial@proxyvote.com.

Beneficial Owner of Shares Held in Street Name: Please visit the Broadridge Investor E-Connect web-page, www.proxyvote.com, and follow the instructions at that site, or telephone Broadridge at : 1-800-579-1639, or send an email to: sendmaterial@proxyvote.com.

Please have the Notice in hand when accessing these sites or telephoning. Your election to view these documents via the Internet will remain in effect until you revoke it. If you so elect, then next year you would receive an email with instructions containing links to those materials and to the proxy voting site. Please be aware that if you choose to access these materials via the Internet, then you may incur costs such as telephone and Internet access charges for which you will be responsible.

Who is bearing the costs of the solicitation of proxies in connection with the Annual Meeting?

Tully’s will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Tully’s may solicit proxies from shareholders by telephone, facsimile or other electronic means or in person.

We may engage an agent to assist us in the solicitation of proxies. If we do, such agent’s fee and services will be within the range of what is customary for companies with similar operations and a number of shareholders similar to us.

I requested a printed copy of the proxy materials, and then received multiple copies. What does that mean, and can I reduce the number of copies that I receive?

This generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards you receive.

If your shares are registered directly in your name, you may be receiving more than one copy of the proxy materials because our transfer agent has more than one account for you with slightly different versions of your name, such as different first names (“James” and “Jim,” for example) or with and without middle initials. If this is the case, you can contact our transfer agent and consolidate your accounts under one name.

If you own shares through a bank, broker or other nominee holding your shares in street name, we have implemented “Householding,” a process that reduces the number of copies of the annual meeting materials and other correspondence you receive from us. Householding is available for shareholders who share the same last name and address and hold shares in “street name,” where the shares are held through the same bank, broker or other nominee. If you hold your shares in street name and would like to start householding, or if you participate in householding and would like to receive a separate annual report or proxy statement, please contact the Investor Relations Department at TC Global, Inc., 3100 Airport Way South, Seattle, WA 98134 or (206) 233-2070.

Unfortunately, householding is only possible for shares held through the same bank, broker or other nominee. Thus you cannot apply householding to reduce the number of sets of proxy materials you receive in the mail if you have accounts at different brokers, for example. In those circumstances, one way to reduce the number of sets of proxy materials you receive in the mail is to sign up to review the materials through the Internet. See “Can I access future proxy statements and annual reports via the Internet, and not receive any paper copies through the mail?” above.

We will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of such materials had been delivered.

Can I sell my shares?

There is no public market for Tully’s common or preferred stock. Private resales or other dispositions of Tully’s common or preferred stock are prohibited unless such transactions are exempt from the registration requirements of federal and applicable state securities laws.

What do I need to do now?

After carefully reading and considering the information included in this proxy statement, you should vote by Internet or by telephone or complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting.

Will any other business be conducted at the annual meeting?

No business other than that within the purposes specified in the Notice of Annual Meeting may be transacted at the meeting.

Who should I contact with questions?

If you have any additional questions about this proxy statement, or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact the Company’s Investor Relations Department at TC Global, Inc., 3100 Airport Way South, Seattle, WA 98134 or (206) 233-2070. Our public filings also may be accessed at the SEC’s web site at www.sec.gov.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Governance and Nominating Committee has nominated, and the Board of Directors has approved, the seven nominees identified below for election as directors at the Annual Meeting. Each nominee, if elected, will serve until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The authorized number of directors of Tully’s is currently set at eight. John Fluke, a current director, will retire and no longer serve as a director, effective as of the Annual Meeting. If all seven nominees are elected by our shareholders at the Annual Meeting, the board intends to eliminate the vacancy created by Mr. Fluke’s retirement by reducing the authorized number of directors to seven after the Annual Meeting. Proxies cannot be voted for a greater number of nominees than seven.

Under Washington law, directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote for the election of directors. This means that the seven nominees for election who receive the most votes in favor of their election will be elected to our board.

Pursuant to our Director Resignation Policy, each nominee has delivered an executed Conditional Resignation to our corporate secretary, which resignation will become effective only if the nominee receives a greater number of votes “against” than votes “for” his or her election at the Annual Meeting. Consequently, even if a nominee is elected as a director based on the plurality voting standard, , his or her resignation as a director will automatically and irrevocably become effective if the director received a greater number of votes “against” than votes “for” his or her election. The effective time, if any, of a Conditional Resignation will be as of the certification of the vote by the Inspector of Elections.

If all nominees receive more votes “against” than “for” their election, then the Conditional Resignation of the nominee who has received the greatest number of votes “for” his or her election will be void and will not become effective, and the Conditional Resignations of all other nominees will become effective.

In the event that a director whose Conditional Resignation becomes effective challenges the enforceability or effectiveness of such resignation, then the board of directors will promptly call a special meeting of shareholders for the sole purpose of considering a proposal to remove such director in accordance with Washington law.

Holders of our Series A Preferred Stock may exercise cumulative voting rights with respect to the election of directors by following the instructions on the proxy card. Cumulative voting means that each holder of our Series A Preferred Stock will be entitled to the number of votes equal to (i) the number of shares of Series A Preferred Stock owned of record by such holder, divided by eight, times (ii) the number of directors to be elected at the Annual Meeting (seven) times (iii) 1.12, or 7.84 votes for each eight Series A Preferred Stock share held. Each holder of our Series A Preferred Stock may give one nominee all the votes such shareholder is entitled to cast, or may distribute such votes among as many nominees as such shareholder chooses. Unless the proxy holders are otherwise instructed, holders of our Series A Preferred Stock, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee designated by the Board of Directors. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED

BELOW.

The names of the nominees for election to the Board of Directors and certain information about them are set forth below.

Name of Nominee	Age	Position with Tully’s	Director Since
Scott I. Anderson(1)(2*)(4)	53	Director	2010
Janet L. Hendrickson(1)(3*)(4)	57	Director	2009
Gregory A. Hubert(2)	60	Director	2004
Stephen B. Loeb(1)(2)	54	Director	2011
Ronald G. Neubauer(2)(3)	80	Director	2009
Scott M. Pearson(4)	52	President and Chief Executive Officer	2011
Paul W. Reed(1†)(3)	71	Director	2011

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance and Nominating Committee
(4)	Member of the Executive Committee
*	Designates committee chair.
†	Designates committee chair-elect

Nominees for Election to the Board of Directors

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Ownership of Our Common and Preferred Stock.”

Scott I. Anderson — Director. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory concern since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm since 1998. From 1986 until 1997, Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. Mr. Anderson currently serves as a director of several private companies, including mInfo, Inc., CosComm International, Inc., Globys, Inc., Root Wireless, Inc., and Anvil Corp. He is also a Director of Kratos Defense and Security Solutions, Inc. (NASDAQ: KTOS). Mr. Anderson is a member of the control group of Savary Island Wireless, LLC, a wireless license owner. He holds a B.A. in History from the University of Washington, Magna Cum Laude, and a J.D. from the University of Washington Law School, with highest honors.

Janet L. Hendrickson — Director. Since 2005 Ms. Hendrickson has served as Managing Partner in addition to co-founding Denny Hill Capital, a multi-industry, early stage venture capital firm supporting the Pacific Northwest’s entrepreneurs, She also manages Denny Hill’s predecessor fund. From 2001 to 2005 Ms. Hendrickson served as Vice President with Alexander Hutton, a Seattle-based investment banking firm, where she represented companies in technology, manufacturing, services, healthcare, and consumer retail markets. Her executive roles include serving as the first Chief Financial Officer for Sound Transit and Chief Financial Officer for the Port of Seattle’s Seaport. She currently sits on the boards of butter LONDON and PhotoRocket, and previously served as a director of CleverSet until its sale to Art Technology Group (ARTG: NASDAQ). Ms. Hendrickson is a trustee and past president of the Frye Art Museum, and a trustee and past chair of Woodland Park Zoo.

Gregory A. Hubert — Director. Mr. Hubert is president of Restaurant Development Company of America. Mr. Hubert has been owner-operator of Red Robin franchised restaurants since 1989 (currently four locations) and operates two franchised Johnny Carino’s Italian Restaurants. From 1978 to 1988, Mr. Hubert was employed by Red Robin International, an operator and franchisor of upscale hamburger restaurants, and ultimately served as its president. From 1973 to 1978, Mr. Hubert was a CPA with Price Waterhouse. Mr. Hubert serves as president of Gonzaga University Board of Regents and as trustee of Seattle Preparatory High School. Mr. Hubert was elected as a director at the 2004 Annual Meeting.

Stephen B. Loeb — Director. Mr. Loeb currently serves as Chief Executive Officer of Alaska Distributors, Inc., an asset management company and wholesale distributor and broker of wine, beer, spirits and non-alcoholic beverages across the Northwest. Prior to his current role, he also served in the capacity of President since 1998, when he first joined the company. Mr. Loeb brings exceptional knowledge and experience in the beverage industry as well as logistics, distribution, sales, marketing and import/export with one of the top ranked private companies in Washington State.

Ronald G. Neubauer — Director. In 2001 Mr. Neubauer founded Neubauer Capital, an early stage venture capital firm. Mr. Neubauer has sat on the boards of Leukemia Society of America, Fred Hutchinson Gala, and Screenlife Entertainment, LLC. To begin his legal career Mr. Neubauer served as Assistant U.S. Attorney, Western District of Washington. Mr. Neubauer later practiced law in Western Washington with the firms Stern, Gayton, Neubauer and Brucker, and Neubauer & Hunsinger.

Scott M. Pearson — President and Chief Executive Officer. Mr. Pearson was appointed President and Chief Executive Officer effective April 1, 2011. From September 2010 to March 2011, Mr. Pearson was national accounts manager for Reckitt Benckiser, a global consumer goods company. Prior to that, from December 2005 to December 2009, Mr. Pearson served as the Executive Vice President of Advanced H20 LLC, a private label water company. From September 1993 to October 2005, Mr. Pearson was a Vice President for sales and marketing at Coca-Cola Enterprises, a bottler and distributor of Coca-Cola, Minutemaid, Powerade, and Dasani brand beverages.

Paul W. Reed — Director. Mr. Reed currently serves as President and CEO of Door-to-Door Storage Inc., a provider of moving and storage solutions. Prior to his current role, Reed served Door-to-Door Storage Inc. in the capacity of Chief Financial Officer from July 2007 through October 2010 Mr. Reed was a founder of Seattle Coffee Inc. and has substantial financial experience and acumen that was most recently recognized by the Puget Sound Business Journal in naming him as the 2010 CFO of the Year Award in the small private company category for the Puget Sound region.

The Board has determined that each of Messrs. Anderson, Hubert, Loeb, Reed, Neubauer and Ms. Hendrickson is an “independent director” as such term is defined under the Marketplace Rules of The NASDAQ Stock Market, Inc.

There are no family relationships among any of the current directors, nominees or executive officers of TC Global, Inc.

THE BOARD OF DIRECTORS

Board Meetings and Committees

Board Leadership Structure

The Board set policy during Fiscal 2011 to separate the roles of Chairman of the Board and the Chief Executive Officer in recognition of best governance practices. Therefore, if elected as a director, Mr. Pearson will serve as President and Chief Executive Officer and as a director, and, if elected as directors, Ms. Hendrickson and Mr. Anderson will serve as Co-Chairs of the Board. Prior to the adopting the current policy, Carl Pennington, who resigned as an executive officer of the Company in March 2011 and retired as a director in July 2011, held the combined titles of Chairman and Chief Executive Officer, and Ms. Hendrickson served as lead independent director. Given the new policy to separate the two positions, the Board believes that there is no longer need to designate a lead independent director.

Our Board leadership structure is commonly used by other public companies in the United States, and we believe it is appropriate for the Company, given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices which include regular communication with and interaction between and among the Chief Executive Officer, the Chief Financial Officer and the independent directors. Of the seven nominees for election to our Board, six are independent from management.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing the management and operations of the Company, including overseeing its risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. Annually our management team performs a risk review to evaluate the risks facing the Company in the upcoming year and over a longer term horizon. From this risk assessment, plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for its consideration and review. In addition members of our management periodically present to the Board the strategies, issues, and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe that this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

The Board of Directors met twelve times during Fiscal 2011. Throughout the period, each director participated in more than 75% of the combined total number of meetings of the Board of Directors and the committees of the Board of Directors on which such director served.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and, during Fiscal 2011, a reinstated Executive Committee. The charters for each of our board committees may be accessed on the Internet at http://www.tullyscoffeeshops.com/company/investors/.

Audit Committee: The Audit Committee meets at least quarterly with Tully’s management and the independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and appoint the independent registered public accounting firm, and receive and consider the independent registered public accounting firm’s comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met eight times during Fiscal 2011, and was composed of Mr. Fluke (chair), Ms. Hendrickson and Mr. Anderson. The Board of Directors determined that Mr. Fluke, Ms. Hendrickson and Mr. Anderson are “audit committee financial experts” as defined by SEC rules. The Audit Committee’s report for Fiscal 2011 is set forth below beginning on page 25. Mr. Reed has been appointed to the Audit Committee for Fiscal 2012 and, if elected at the Annual Meeting, will become chair of the committee effective upon Mr. Fluke’s retirement. If elected at the Annual Meeting, Ms. Hendrickson and Mr. Anderson will continue, and Mr. Loeb will join, as committee members for Fiscal 2012.

Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding salaries, incentives, and other forms of compensation for our officers and other key employees, and administers policies relating to compensation and benefits, including Tully’s 2004 Stock Option Plan and 2010 Stock Option Plan. The Compensation Committee’s report on executive compensation for Fiscal 2011 is set forth below beginning on page 21. The Compensation Committee met once during Fiscal 2011. The Compensation Committee is currently composed of Messrs. Anderson (chair), Hubert, Fluke and Neubauer. Mr. Loeb has been appointed to the committee in light of Mr. Fluke’s retirement.

Governance and Nominating Committee. The Governance and Nominating Committee recommends to the Board of Directors the slate of director nominees for election by the shareholders, nominees to be appointed by the Board of Directors to fill vacancies on the Board of Directors, and the directors to be selected for membership and chairmanship of the committees of the Board of Directors. In addition, this committee addresses general corporate governance matters on behalf of the Board of Directors. The Governance and Nominating Committee met eleven times during Fiscal 2011 and is currently composed of Ms. Hendrickson (chair), Mr. Anderson and Mr. Neubauer. During Fiscal 2012, Ms. Hendrickson (chair), Mr. Reed, and Mr. Neubauer will serve as members of the committee, assuming that each is elected at the Annual Meeting.

The Governance and Nominating Committee identifies, investigates and recommends prospective nominees to the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. All candidates, including those recommended by shareholders, are evaluated on the same basis in light of all of their credentials and the needs of the Board of Directors and the Company. Of particular importance are the candidate’s integrity and judgment, professional achievements and experience relative to Tully’s business and strategic challenges, his or her potential contribution to the culture and diversity of the Board of Directors, and his or her ability and willingness to devote sufficient time to Board duties. Candidates are also evaluated in light of Board policies, independence, tenure and service on other boards. Candidates with appropriate qualifications are interviewed in person, typically by the chair of the Governance and Nominating Committee, and other directors. The Committee evaluates incumbent directors who are being considered for re-nomination in light of the above considerations and their past contributions to the Board of Directors.

It is the policy of Tully’s Governance and Nominating Committee to consider any candidates for the Board of Directors recommended by shareholders on the same basis as other candidates, if the candidates are properly and timely submitted in accordance with the procedures established by the Company. Shareholders wishing to nominate candidates for the Board of Directors should follow the procedures described in the section entitled “Proposals of Shareholders” which can be found on page 28.

Executive Committee. The primary purpose of the Executive Committee is to assist the Board in fulfilling its oversight responsibilities and other duties by reviewing matters requiring Board action and acting on behalf of, and with the authority of, the full Board when Board action is necessary or advisable but a timely meeting of the entire Board is not reasonable or practicable. The Executive Committee was reinstated during the first quarter of Fiscal 2012 to ensure a smooth and consistent governance and management transition. Ms. Hendrickson, Mr. Anderson and Mr. Pearson are current members of the Executive Committee.

Director Compensation

The Compensation Committee of the Board of Directors, which is comprised of four independent directors, is responsible for evaluating compensation levels and compensation programs for our Board of Directors and for making recommendations to the Board of Directors regarding appropriate compensation awards for directors. The director compensation program is designed to attract, retain and motivate experienced non-employee (outside) directors, to optimize long-term shareholder value and reward directors based on the extent of their participation on the Board of Directors and its committees. Generally, the Compensation Committee makes an annual recommendation regarding the structure of the non-employee director compensation program, considering the factors described above and considering information regarding director compensation programs for other comparable companies.

Under the director compensation policy that was in place for Fiscal 2011, non-employee directors were entitled to receive a quarterly cash payment of $5,000 plus a per-meeting cash fee of $1,000 per Board meeting and $500 per meeting of the Audit, Compensation, and Governance and Nominating committees, paid quarterly. For Fiscal 2011, non-employee directors also were entitled to receive an annual grant of nonqualified options to purchase shares of common stock having a fair value on the date of grant equal to $34,000, an exercise price equal to the fair market value of the stock at the date of grant, and a term of ten years. Because our CEO served as Chairman of the Board for the last three quarters of Fiscal 2011, he received no additional compensation for serving in this role.

On July 22, 2011, the Board unanimously approved a revised cash compensation arrangement for directors, effective as of July 1, 2011; that arrangement is further described below. The director compensation policy described above remained in effect for the first quarter of fiscal 2012.

Compensation amounts are generally subject to prorating for directors whose terms commence or expire during the fiscal year. Further, after the completion of the fiscal year, the Compensation Committee will consult with the Board and management to assess whether any directors may have provided services to the Company that may not adequately be considered in the compensation determined by the formulae set forth above, and if so, additional cash compensation or stock options may be awarded if approved by the Board.

Directors will be reimbursed for reasonable expenses incurred in attending Board and committee meetings.

DIRECTOR COMPENSATION FOR FISCAL 2011

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Scott I. Anderson	20,000	—	20,000
John M. Fluke	44,500	34,044	78,544
Gregory A. Hubert	41,000	34,044	75,044
Lawrence Hood (3)	41,500	34,044	75,544
Janet L. Hendrickson	51,000	12,978	63,978
Ronald G. Neubauer	52,000	12,978	64,978
Tom T. O’Keefe (4)	—	—	—
Carl W. Pennington, Sr. (5)	—	—	—
Walter Schoenfeld (6)	11,000	—	11,000

(1)	The amounts in this column were calculated with respect to Fiscal 2011 utilizing the provisions of Statement of Financial Accounting Standards, or SFAS, No. 123R, “Share-Based Payments,” excluding the effects of estimated forfeitures. See Note 18 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards. The full grant date fair value of the Fiscal 2011 awards to each director is as follows:

Name	Option Shares Granted(#)	Option Awards Value($)
Scott I. Anderson	—	—
John M. Fluke	25,875	34,044
Lawrence Hood	25,875	34,044
Gregory A. Hubert	25,875	34,044
Janet L. Hendrickson	9,864	12,978
Ronald G. Neubauer	9,864	12,978
Tom. T. O’Keefe	—	—
Carl W. Pennington, Sr.	—	—
Walter Schoenfeld	—	—

(2)	The aggregate numbers of option awards outstanding for each director in the table set forth above as of April 3, 2011 were as follows:

Name	Aggregate Options Outstanding (#)
Scott I. Anderson	—
John M. Fluke	32,635
Janet L. Hendrickson	9,864
Lawrence Hood	35,625
Gregory A. Hubert	31,262
Ronald G. Neubauer	9,864
Tom T. O’Keefe	—
Carl W. Pennington, Sr.	62,500
Walter Schoenfeld	—

(3)	Mr. Hood resigned as a director on October 20, 2010.
(4)	Mr. O’Keefe retired as Chairman of the Board on June 30, 2010.
(5)	No additional fees were paid to Mr. Pennington for his Board service, other than described below under “Executive Compensation.” Mr. Pennington resigned as a director on July 5, 2011.
(6)	Mr. Schoenfeld resigned as a director on November 17, 2010.

On July 22, 2011, the Board approved a revised director cash compensation policy, effective as of July 1, 2011, acting upon a recommendation by the Compensation Committee. Under the new policy, directors still will receive a quarterly cash payment of $5,000, but will receive no additional per-meeting cash fees unless the number of Board meetings exceeds four in-person meetings plus eight Board conference calls annually, in which case additional in-person meetings will be compensated at $500 each and additional calls at $250 each. In addition, Committee members will receive an additional quarterly cash payment of $1,250, and Committee chairs will receive an additional quarterly cash payment of $2,500. If the number of in-person Committee meetings exceeds four per year, or the number of Committee calls exceeds eight per year, Committee members or chairs will receive an additional $250 for each such excess meeting or call. Executive Committee members will receive a quarterly cash payment of $5,000 in addition to their Board fees, and Chairs of the Board will receive a quarterly cash payment of $6,250 in addition to their Board fees, with no payment for excess meetings unless the CEO and Board members who are neither on the Executive Committee nor Chairs of the Board elect, in their discretion, to award additional payments in a period in which the workload associated with those positions is not adequately compensated by the quarterly cash payments.

Quarterly payments to Committee members and Board Chairs are not cumulative. For example, a Committee Chair will not receive both a quarterly fee for Committee membership and for service as the chair, but just one fee for serving as chair of the Committee. Executive Committee members and Board chairs receive no extra quarterly payments for additional Committee service, as their higher quarterly fees are presumed to compensate them adequately for additional service.

The change to the director cash compensation policy reflects the Board’s desire to make director compensation more proportional to the varying workloads and responsibilities associated with different Board positions, and to reflect the principle that Board membership (and cash payments therefor) should include an ordinary course number of meetings without additional per-meeting fees, while still adequately compensating directors for their time in periods which require above-ordinary commitments of time and effort. The Board believes that these changes should not materially affect the total cash compensation payable to directors as a group when compared to previous years, although the amounts payable to individual directors will change somewhat, depending on their level of responsibility and effort spent on Company business. In approving the revised director cash compensation policy, the Board compared the Company’s cash compensation policy to comparable companies in the Pacific Northwest and concluded that the revised policy put the Company at or below median cash director compensation for such companies as a group.

On July 22, 2011, the Board also approved in principle the grant of common stock options to each director for service during Fiscal 2012 in a manner consistent with past practices. No such grant has yet been made. The Compensation Committee currently intends to review the Company’s historical equity compensation practices, and equity compensation for directors may change depending on the results of this review, as described further below under “Executive Compensation – Compensation Discussion and Analysis.”

Indemnification of Officers and Directors

Our articles of incorporation and bylaws allow us to indemnify our officers and directors to the fullest extent permitted by the Washington Business Corporation Act, or WBCA. It also contains provisions that provide for the indemnification of directors of the Company for third party actions and actions by or in the right of the Company that mirror applicable provisions of the WBCA.

In addition, our articles of incorporation state that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the WBCA. We also have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-10% shareholders file reports with the Securities and Exchange Commission (“SEC”) with respect to their initial beneficial ownership of our equity securities and any subsequent changes in such ownership. They must also provide us with copies of the reports.

To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for Fiscal 2011.

EXECUTIVE COMPENSATION

Executive Officers and Key Employees

In addition to Mr. Pennington, who retired during Fiscal 2011 as President and chief executive officer, and Mr. Pearson, whose background and experience is described on page 13, information concerning our other executive officer is set forth below:

Catherine M. Campbell—Chief Financial Officer and Controller. Ms. Campbell, age 41, has served as our Controller since October 2010 and as our Chief Financial Officer since March 2011. From June 2008 to March 2009, Ms. Campbell served as Corporate Controller for Organic to Go Food Corporation, a natural and organic food retailer. From September 2005 to May 2007, Ms. Campbell served as Director of External Reporting for Cray Inc., a supercomputer design and manufacturing company. Before joining Cray, Ms. Campbell has served as a Senior Consultant and Project Manager for Sarbox Solutions, a Sarbanes Oxley Section 404 consulting practice, and as Corporate Controller for Drugstore.com, a web-based retailer. Ms. Campbell started her career in accounting in the Anchorage, Alaska office of KPMG, LLP.

Compensation Discussion and Analysis

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the most talented and dedicated executives possible, to tie annual and long-term cash and equity incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these goals, the Compensation Committee intends to implement and maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic goals such as revenue growth and cost control, as well as other financial and operational performance, as measured by metrics such as net sales, comparable store sales, average unit volume, Operating Income, EBITDA and Adjusted EBITDA. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the retail food and beverage industry while taking into account our relative performance and our own strategic goals.

There are several elements of our executive compensation package. A significant portion of our overall compensation to officers is tied to company performance. The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on our success in meeting our short-term performance objectives and contributions by the executive officers that enable us to meet our long-term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short-term corporate goals that also further our long-term objectives, and places a portion of each executive officer’s annual compensation at risk. Equity awards are designed to retain executive officers and to motivate them to optimize shareholder value by aligning the financial interests of executive officers with those of shareholders. Historically, the Company has made common stock option grants in an effort to encourage an ownership culture among our employees and to provide longer term performance and retention rewards. The Compensation Committee is currently reviewing the Company’s equity compensation practices, and may recommend changes to the nature of equity compensation in the near future to better align executive equity compensation with shareholder interests, and to offer more meaningful incentives to executives than are currently provided by common stock options alone.

Elements of Compensation

Executive compensation consists of following elements:

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed generally once per year, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, contractual requirements, performance and experience, as well as the Company’s financial condition. The base salary for our CEO was established by arms-length negotiations between the new CEO and members of the Board, and approved by the entire Board, before execution of the CEO’s employment agreement (discussed further below). The base salary for our CFO was established based on negotiations between the former CEO and Ms. Campbell at the time of her promotion from Controller to CFO. As of July 21, 2011, the Compensation Committee had no plans to change the base salaries of the Company’s executive officers for Fiscal 2012.

Incentive and Discretionary Bonus Plans. The Senior Management Incentive Plan is designed to (i) attract and retain outstanding executive officers capable of leading the Company to fulfillment of its business objectives, and (ii) establish an appropriate link between executive compensation and achievement of the Company’s strategic and financial performance goals, including the enhancement of shareholder value. The Senior Management Incentive Plan is intended to provide rewards to participants who, because of the extent of their responsibilities, can make significant contributions to the success of the Company by their ability, loyalty, and exceptional services.

Participants in the Senior Management Incentive Plan will be eligible to receive cash and equity incentive bonuses upon the achievement of objectives of the Company, as determined by the Compensation Committee. These objectives will vary depending on the individual participant, but generally relate to strategic factors such as retail sales growth and to financial factors such as improving the Company’s results of operations and EBITDA growth. The particular performance criteria will be pre-determined for the given year. There are no current participants in the Senior Management Incentive Plan. The Compensation Committee is currently reviewing the Senior Management Incentive Plan to determine whether it should be retained, modified or replaced.

The Compensation Committee may award a discretionary bonus to executive officers to reward outstanding personal achievement during the year. The actual amount of discretionary bonus is determined following a review of each executive’s individual performance and contribution to our strategic goals; this review is conducted during the first quarter of the subsequent fiscal year. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus. No discretionary bonuses were paid to our executive officers for Fiscal 2011, other than to Mr. Pennington, through a retention bonus program that was put into place in Fiscal 2009.

The CEO’s eligibility for cash bonuses is set forth in his employment agreement, which is described in detail below.

Stock Options. The Compensation Committee believes that periodic grants of equity compensation are a key component of our executive compensation program. Historically, stock options have been awarded by the Board of Directors to executive officers based on the executive’s responsibilities and his or her actual historical contributions and anticipated future contributions to the attainment of our strategic goals.

Our existing stock option plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock option plan. Stock option grants can be made at the commencement of employment or following a significant change in job responsibilities. The Compensation Committee reviews and approves any stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of our senior management. Periodic grants are made generally once per year for eligible employees; however, in Fiscal 2011, none of the named executive officers were awarded stock options

Given the absence of a trading market for our common stock, our Board of Directors, the members of which we believe have extensive business and finance experience, is required to estimate the fair value of our common stock at the time of each option grant. Because no options have been granted in the past year, no valuation of our common stock has been performed since June 30, 2010, at which time our common stock was valued at $0.31 per common share.

The Compensation Committee and the Board is currently reviewing our equity compensation practices, due to a concern that given the lack of a public market for the Company’s Common Stock, and the existence of two classes of Preferred Stock, the granting of common stock options by itself does not provide meaningful incentives to executives, and may not adequately align executives and employees with all classes of shareholders. This review process is expected to continue into the third fiscal quarter of 2012, at which time the Committee and the Board may recommend changes to historical equity compensation practices. Any such changes will be designed to better align executive and employee incentives with shareholder interests, and to offer more meaningful incentives to executives and employees.

Other Compensation. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s benefits and perquisites, which currently consist of a car allowance, if it deems it advisable. We believe these executive officer benefits and perquisites are currently lower than median competitive levels for comparable companies. We currently have no plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided thereunder.

Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive Compensation

The Compensation Committee oversees all of our executive compensation policies and decisions, including the administration and interpretation of our benefit plans, including the 2004 Stock Option Plan and the 2010 Stock Option Plan. The Compensation Committee also reviews and approves executive officer compensation, including, as applicable, salary, bonus and incentive compensation levels, equity compensation, severance arrangements, change-in-control agreements, special or supplemental benefits and other forms of executive officer compensation. The Committee periodically reviews regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of our compensation programs. The Committee’s membership is determined annually by the full board and includes only independent directors. The Committee meets as often as it deems appropriate, but not less frequently than annually.

The board has delegated authority to the Compensation Committee to review and make recommendations with respect to compensation matters, but has retained the authority to approve and take final action on all executive compensation awards.

Role of Executive Officers in Compensation Process

The Compensation Committee also solicits appropriate input from our principal executive officer and our principal financial officer regarding base salary and equity grants for our other executive officers and regarding the administration of our benefit plans.

External Advisors

The Compensation Committee has the authority to engage the services of outside advisors and purchase independent salary surveys to assist the Committee in fulfilling its duties.

Report of Compensation Committee on Executive Compensation

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with the Company’s management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Scott I. Anderson, Chair

Summary Compensation Table

The following table sets forth information regarding compensation awarded or paid to, or earned by, our principal executive officer during Fiscal 2011 and our two other most highly compensated executive officers serving as the end of Fiscal 2011 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Carl W. Pennington, Sr., Chairman, President and Chief Executive Officer (2)	2011 2010	290,000 290,000	50,000 100,000	— —	7,200 7,200	347,200 397,200
Scott M. Pearson, President and Chief Executive Officer(3)	2011	—	—	—	—	—
Catherine M. Campbell, Chief Financial Officer (4)	2011	57,424	—	—	—	57,424

(1)	These amounts were calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments,” excluding the effects of estimated forfeitures. The assumptions underlying the valuation of equity awards are described in Note 18 of the Notes to the Consolidated Financial Statements for Fiscal 2011, included in the annual report to shareholders accompanying this proxy statement.

(2)	Mr. Pennington resigned as President on March 31, 2011. He was appointed President and principal executive officer on January 15, 2008. Mr. Pennington’s base salary for the fiscal years ended March 28, 2010 (“Fiscal 2010”) and April 3, 2011 (“Fiscal 2011) was paid to Pinnacle Management Inc. A car allowance of $7,200 appears in the All Other Compensation column.
(3)	Mr. Pearson was appointed President and principal executive officer effective April 1, 2011, and was not employed by Tully’s during Fiscal 2010.
(4)	Ms. Campbell was appointed chief financial officer on February 28, 2011, and was not employed by Tully’s during Fiscal 2010. Prior to her appointment as chief financial officer, Ms. Campbell served in the capacity of controller for the Company, starting in October 2010.

Grants of Plan-Based Awards

No awards were granted to the Named Executive Officers under our stock option plans during Fiscal 2011.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our Named Executive Officers at Fiscal 2011 year-end:

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

OPTION AWARDS
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date

Name	Exercisable	Unexercisable
Carl W. Pennington, Sr. President(2)	37,500	25,000	$11.28	1/15/2018
Scott M. Pearson, President President (3)	—	—	—	—
Catherine M. Campbell, Chief Financial Officer (4)	—	—	—	—

(1)	Mr. Pennington resigned as President on March 31, 2011.
(2)	Mr. Pearson was appointed President and principal executive officer effective April 1, 2011.
(3)	Ms. Campbell was appointed chief financial officer on February 28, 2011. Prior to her appointment, she served in the capacity of controller for the Company upon acceptance of employment with the Company in October 2011.

Option Exercises and Stock Vested

Our Named Executive Officers did not exercise any stock options in Fiscal 2011. We have no outstanding restricted stock, stock appreciation rights or similar instruments and accordingly no vesting of such awards during Fiscal 2011.

Employment Agreements and Employment Letters

Carl W. Pennington, Sr. Mr. Pennington resigned as our President on March 31, 2011 and retired as a director on July 5, 2011.

On March 10, 2008, we entered into a service agreement with Pinnacle Management, Inc. and Mr. Pennington, regarding Mr. Pennington’s service as President of Tully’s effective January 15, 2008. Pinnacle Management is a corporation through which Mr. Pennington provided personal services.

Under the terms of the agreement, Tully’s agreed to pay Pinnacle Management a fee of $24,166.66 per month (the “Monthly Fee”), or $290,000 annually, in consideration for Mr. Pennington’s service to Tully’s. In addition, Tully’s granted Mr. Pennington an option to purchase 62,500 shares of Tully’s common stock, which option was subject to vesting in five equal increments of 12,500 shares, beginning on the first anniversary of the grant date. The exercise price per share for the option was the fair market value of Tully’s common stock as of the grant date, as determined by the Board of Directors. Tully’s agreed to pay Pinnacle Management an additional $600 per month for Mr. Pennington’s monthly vehicle costs and to reimburse Mr. Pennington for actual out of pocket expenses reasonably related to carrying on his duties and responsibilities as Tully’s President. Mr. Pennington was ineligible for medical, dental, and certain other employee benefits that Tully’s provides to its employees.

Upon Mr. Pennington’s resignation as President and CEO, we entered into a separation agreement which included transition assistance for the period April 1, 2011 to June 30, 2011 in the amount of $55,000, paid ratably over the three month period.

Scott M. Pearson. Mr. Pearson has served as President and principal executive officer since April 1, 2011 at the base salary of $250,000. In connection with his appointment as President and Chief Executive Officer, Tully’s entered into a one-year employment agreement with Mr. Pearson. Mr. Pearson is eligible for cash bonuses in an amount up to an aggregate of $100,000, payments of which will be based upon achieving certain mutually agreed upon financial, operational and performance related milestones, and a portion of which will be subject to Board discretion. The Compensation Committee and the Board are currently in the process of assessing appropriate milestones for Mr. Pearson’s cash bonuses, and expect to complete that assessment by the end of September 2011. Tully’s and Mr. Pearson also agreed to use their best good faith efforts to agree upon the terms and provisions for Mr. Pearson’s participation in a synthetic equity plan designed to provide Mr. Pearson with an appropriate award for improving Company performance and/or improving shareholder value. We expect this participation to reflect the ongoing review of the Company’s equity compensation practices as described above. Mr. Pearson is subject to standard nondisclosure, noncompetition, and nonsolicitation covenants.

Mr. Pearson’s employment agreement generally terminates upon Mr. Pearson’s termination of employment due to (i) death, (ii) disability, (iii) “cause” (as defined in the Employment Agreement), (iv) “good reason” (as defined in the employment agreement) or (v) circumstances without cause. If Mr. Pearson’s employment is terminated due to death or disability, he (or his estate) will be entitled to his regular base salary and benefits through the date of termination and a pro-rata share of any bonus or award under the synthetic equity plan that has been earned through the date of termination. If Mr. Pearson’s employment is terminated without cause, Mr. Pearson will be entitled to his regular base salary and benefits through the date of termination and a pro-rata share of any bonus or award under the synthetic equity plan that had been earned through the date of termination. In addition, Mr. Pearson will also be entitled to continued payment of his base salary for six months after the date of termination and reimbursement for COBRA coverage for six months. If Mr. Pearson elects to terminate his employment with the Company for “good reason” upon the occurrence of certain changes described in his employment agreement, such as a change of control or a reduction in Mr. Pearson’s duties or responsibilities, Mr. Pearson may be eligible to receive his base salary and COBRA coverage, each for six months from his termination date.

Catherine M. Campbell. Ms. Campbell is not employed under an employment agreement with the Company. Her annual base salary for Fiscal 2012 is $180,000.

Pension Benefits

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employee Benefit Plans

Our employees, including our executive officers, are entitled to various employee benefits. These benefits include the following: medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); benefit advocacy counseling; a 401(k) plan; and paid time off.

During the fiscal year ended April 2, 2000, we adopted a 401(k) savings plan for employees. Eligible employees may contribute up to 20% of their salaries to the plan. Eligible employees are employees over the age of 18 who have been employed by Tully’s for six months. There is no mandatory match from Tully’s and no match was made for Fiscal 2011. Most plan administrative costs are paid by the 401(k) savings plan.

We do not have a policy requiring recovery of bonus payments or other compensation in the event that our performance measures or financial statements are restated or adjusted. For a description of the employment agreements executed by our executive officers, see “—Employment Agreements and Employment Letters.”

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Section 162(m) of the Code limits the deductibility of certain compensation paid to the chief executive officer and certain other highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the tax year. Compensation that qualifies as “performance-based” compensation is, however, exempt from the deductibility limitation. For compensation to qualify for the performance-based exemption, among other things, the performance goals must be determined by a compensation committee, which must be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, the material terms under which the compensation is to be paid must be disclosed to and approved by shareholders in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of pre-established, objective performance goals, as determined by a compensation committee. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

Section 409A of the Code

Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and imposes a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which may extend to awards granted under the 2004 Stock Option Plan and the 2010 Option Plan. Our failure to administer our stock option plan in accordance with Section 409A and the regulations promulgated thereunder could subject us to penalties and interest for failing to make required withholdings in connection with option grants that do not comply with Section 409A.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2011, management compensation issues generally were reviewed and approved by the Compensation Committee. During Fiscal 2011, no executive officer of Tully’s served on the Board of Directors or compensation committee of another entity that had an executive officer serve on Tully’s board or its compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors recognizes that transactions or other arrangements between us and any of our directors, executive officers or principal shareholders may present potential or actual conflicts of interest. Accordingly, as a general matter, it is our board’s preference to avoid such transactions and other arrangements. Nevertheless, our board recognizes that there are circumstances where such transactions or other arrangements may be in, or not inconsistent with, our best interests. Any transaction, arrangement or relationship in which we will be a participant and the amount involved exceeds $120,000, and in which any related person (directors, executive officers, shareholders owning at least 5% of any class of our voting securities, and the immediate family members or any person sharing the household of any such director, executive officer or shareholder) had or will have a direct or indirect material interest, we will submit to our Board of Directors for review, consideration and approval. We further expect that the policy will provide for periodic monitoring of pending and ongoing transactions. In approving or rejecting the proposed transaction, our board will consider the relevant facts and circumstances relating to the proposed transaction, arrangement or relationship, including:

•	the related person’s relationship to us and interest in the transaction,

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction,

•	the benefits to us,

•	the availability of other sources for comparable services or products (if applicable), and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to our employees generally.

Our Board of Directors will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and are consistent with applicable legal requirements.

The following is a summary of transactions since the beginning of Fiscal 2011 to which we have been a party, in which the amount involved exceeded, or will exceed, $120,000 and in which any related person had or will have a direct or indirect material interest, other than compensation arrangements (including employment and change-in-control arrangements) which are described under the section of this proxy statement above captioned “Compensation Discussion and Analysis.”

Pinnacle Coffee. Before joining Tully’s, Carl W. Pennington, Sr., our former President and CEO and a former director of the Company, founded Pinnacle Management, a management company advising retail and wholesale companies. Mr. Pennington is a shareholder of Pinnacle Management, which manages Impact Sales, Inc., a grocery broker, and Pinnacle Coffee, a franchisee of five Tully’s franchise locations as of April 3, 2011. Mr. Pennington serves as a director of, but receives no compensation from, Impact Sales, and has no ownership interest in Pinnacle Coffee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors furnished the following report to the Board of Directors for Fiscal 2011:

The Audit Committee of the Board of Directors is composed of independent directors and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for overseeing Tully’s financial reporting process on behalf of the Board of Directors. Tully’s management has the primary responsibility for Tully’s financial reporting process, principles and internal controls as well as preparation of its financial statements. Tully’s independent registered public accounting firm is responsible for performing an audit of Tully’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1. The audit committee has reviewed and discussed the audited financial statements with management;

2. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ending on April 3, 2011 be included in Tully’s annual report on Form 10-K which was filed with the Securities and Exchange Commission on July 6, 2011.

Audit Committee
John M. Fluke, Chairman

OWNERSHIP OF OUR COMMON AND PREFERRED STOCK

The following table shows information regarding the beneficial ownership of shares of our common stock, Series A preferred stock and Series B preferred stock as of July 25, 2011 and shows the number of and percentage owned by:

•	each member of our Board of Directors;

•	each of our Named Executive Officers;

•	all directors and executive officers, as a group; and

•	each person who is known by us to own beneficially more than 5% of our common stock, Series A preferred stock and Series B preferred stock (each, a “Significant Shareholder”).

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby, and such shareholder’s address is c/o TC Global, Inc., 3100 Airport Way S., Seattle, WA 98134.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
	Beneficial Ownership(1)		Percent Of Total	Beneficial Ownership(1)	Percent Of Total	Beneficial Ownership(1)	Percent Of Total
Directors and Named Executive Officers
Scott I. Anderson	—		—	—	—	—	—
John M. Fluke	34,820	(2)	1.0%	15,000	*	—	—
Janet L. Hendrickson	9,864	(3)	*	—	—	—	—
Gregory A. Hubert	35,891	(4)	1.0%	—	—	—	—
Stephen B. Loeb	—		—	—	—	—	—
Ronald G. Neubauer	128,007	(5)	3.3%	32,500	*	—	—
Scott M. Pearson	—		—	—	—	—	—
Paul W. Reed	—		—	—	—	—	—
Catherine M. Campbell	—		—	—	—	—	—

Directors and executive officers as a group (9 persons)	208,582		5.9%	47,500	*	—	—

Significant Shareholders
Tom T. O’Keefe	524,662	(6)	14.7%	—	—	—	—
Estate of Keith McCaw	176,484	(7)	4.9%	2,000,000	15.6%	—	—

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally requires that the shareholder have voting or investment power with respect to the securities in question. Shares of common stock issuable upon exercise of options and warrants that are exercisable within 60 days of July 25, 2011, are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other shareholder. As of July 25, 2011, we had 3,565,664 shares of common stock, 12,790,874 shares of Series A preferred stock, and 3,590,349 shares of Series B preferred stock issued and outstanding.
(2)	Includes 32,635 shares of common stock issuable upon exercise of options.
(3)	Includes 9,864 shares of common stock issuable upon exercise of options.
(4)	Includes 35,891 shares of common stock issuable upon exercise of options.
(5)	Includes 488 shares of common stock issuable upon conversion of 32,500 shares of Series A preferred stock, as well as 9,864 shares of common stock issuable upon exercise of options.
(6)	Includes 424,816 shares of common stock owned by TTOK, LLC, a limited liability company owned by Mr. O’Keefe and his wife (Mr. O’Keefe contributed his personal shareholdings to TTOK, LLC, in October 2005). Also includes 72,678 owned by Mr. O’Keefe, 17,812 shares of common stock held by the O’Keefe Children’s Trust, and 9,356 shares of common stock held by the Tully’s Foundation.

(7)	Includes 125,068 shares of common stock issuable upon exercise of options and warrants and 30,000 shares of common stock issuable upon conversion of 2,000,000 shares of Series A preferred stock.

OTHER MATTERS

Independent Public Accountants

Moss Adams LLP served as the independent registered public accounting firm for Tully’s during Fiscal 2011. The Audit Committee of the Board of Directors has engaged Moss Adams LLP to serve as the Company’s independent registered public accounting firm to review the Company’s quarterly results for the first quarter of Fiscal 2012, but has not yet determined whether to engage Moss Adams LLP to serve as the Company’s independent registered public accounting firm with respect to subsequent quarterly reviews and the annual audit of the Company’s financial statements. The Audit Committee intends to evaluate the Company’s requirements for audit and audit-related services during the second quarter of Fiscal 2012 before making a final determination with respect to the engagement of an independent registered public accounting firm for the remainder of the fiscal year.

Audit Committee Preapproval Policy

The Audit Committee does not have a written preapproval policy. However, as a matter of practice, prior to engaging our independent registered public accounting firm for any audit, tax or other services, the Audit Committee reviews the description of the services and an estimate of the anticipated costs of performing those services, and we obtain the prior approval of the Audit Committee. Pre-approval usually is granted at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Audit Committee at its next meeting. During Fiscal 2011, all services performed by Moss Adams LLP were pre-approved by the Audit Committee.

Fees Paid to Moss Adams LLP

The following table shows the fees billed to us by Moss Adams LLP in Fiscal 2010 and Fiscal 2011:

	Fiscal 2011	Fiscal 2010
Audit Fees(1)	$191,301	$188,150
Audit-Related Fees(2)	23,553	16,685
Tax Fees(3)	62,354	46,189
All Other Fees(4)	—	—

Total Fees	$277,208	$251,024

(1)	Audit fees were billed for services consisting of the examination of our consolidated financial statements and quarterly reviews of interim financial statements.
(2)	Audit-related fees relate primarily to consultation in connection with the settlement of litigation, audit services related to the Company’s Asian joint venture and various other matters.
(3)	Tax services of Moss Adams were for state, federal, and international tax compliance and tax advice services.
(4)	There were no fees billed for other services in Fiscal 2010 or Fiscal 2011.

Moss Adams LLP has advised Tully’s that neither that firm nor any of its associates has any relationship with Tully’s other than the usual relationship that exists between the independent registered public accounting firm and clients.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Other Business

The Board of Directors does not intend to bring any other business before the meeting, and knows of no other matters to be brought before the meeting. If, however, other matters are properly presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

Proposals of Shareholders and Shareholder Communications with the Board of Directors

Proposals of Shareholders

Shareholders who wish to have proposals for action (including nominations of candidates for election to the Board of Directors) at our next annual meeting of shareholders considered for inclusion in Tully’s proxy statement and form of proxy for Tully’s next annual meeting of shareholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission, must cause their proposals to be received in writing by us no later than June 1, 2012. Such proposals must be submitted in writing to the attention of our Corporate Secretary and delivered by mail or in person to TC Global, Inc., 3100 Airport Way South, Seattle, WA 98134. Proposals may be included in next year’s proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission and our bylaws. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also June 1, 2012. Shareholders are also advised to review Tully’s bylaws, which contain additional advance notice requirements. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in our bylaws.

Shareholder Communications with the Board of Directors

Tully’s Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors. Shareholders who wish to communicate with the Board of Directors may send written communications addressed to the “Board of Directors” or to any of the directors by name c/o Corporate Secretary, TC Global, Inc., at 3100 Airport Way So. Seattle, WA 98134. The communication should indicate the name(s) of any specific director(s) for whom it is intended, or the “Board of Directors” as a whole. All communications will be compiled by the Secretary of Tully’s and submitted to the Board of Directors or the specified directors on a periodic basis.

Tully’s does not have a formal policy regarding director attendance at the Annual Meeting, but the Board of Directors expects that the directors who are nominated for election at the Annual Meeting will attend the Annual Meeting.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by Tully’s under the Securities Act of 1933, the sections of this proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Additional Information

Our Annual Report for the fiscal year ended April 3, 2011, was provided to shareholders with this proxy statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Copies of our Annual Report on Form 10-K for the fiscal year ended April 3, 2011, and of our other periodic reports filed with the SEC, excluding exhibits, may be obtained by shareholders without charge by written request to Investor Relations, TC Global, Inc., 3100 Airport Way South, Seattle, Washington 98134. The reports, including exhibits, also may be accessed on the Internet at www.sec.gov.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

To withhold authority to vote for any

individual nominee(s), mark “For All

Except” and write the number(s) of the

nominee(s) on the line below.

0000112406_1 R1.0.0.11699

For Withhold For All

All All Except

The Board of Directors recommends a vote

FOR each of the Director Nominees.

1. Election of Directors

Nominees

01 Scott I. Anderson 02 Janet L. Hendrickson 03 Gregory A. Hubert 04 Stephen B. Loeb 05 Ronald G. Neubauer

06 Scott M. Pearson 07 Paul W. Reed

TC GLOBAL, INC.

3100 AIRPORT WAY SOUTH

SEATTLE, WA 98134

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.

Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for

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when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or

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For address change/comments, mark here.

(see reverse for instructions)

0000112406_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are

available at www.proxyvote.com .

TC GLOBAL, INC.

Annual Meeting of Stockholders - September 27, 2011

This proxy is solicited by the Board of Directors of the Company

The undersigned hereby appoints Scott M. Pearson and Catherine M. Campbell, and each of them, with power to act without the other and with power of substitution, as proxy and attorney-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of TC Global, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the

Annual Meeting of Stockholders of the company to be held September 27, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address change/comments:

Continued and to be signed on reverse side